UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 20, 2009
Commission File No. 841105-D

BAR HARBOR BANKSHARES
(Exact name of registrant as specified in its charter)

Maine	01-0393663
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

PO Box 400
82 Main Street, Bar Harbor, ME	04609-0400
(Address of principal executive offices)	(Zip Code)

(207) 288-3314
(Registrant's telephone number, including area code)

Inapplicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

____  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 2.02 Results of Operations and Financial Condition	Page 1

Item 2.06 Material Impairments	Page 1

Item 9.01 Financial Statements and Exhibits	Page 2

Signatures	Page 2

Exhibit Index	Page 2

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

ITEM 2.06 MATERIAL IMPAIRMENTS

On February 20, 2009, Bar Harbor Bankshares (the "Company") issued a press release announcing that as a result of obtaining information relative to collateral loss experience on certain of its non-agency 1-4 family mortgage-backed securities after its February 2, 2009, announcement of year-end 2008 results of operations, and before filing its 2008 Annual Report on Form 10-K, it will record in the fourth quarter an other-than-temporary impairment charge with a pre-tax impact on earnings amounting to $1.4 million. This non-cash charge will reduce the Company’s previously announced 2008 net income by $876 thousand, or $0.29 per diluted share.

Because these investment securities were carried at fair value at December 31, 2008, estimated losses on these investment securities, net of tax, were previously recorded in unrealized losses on securities available for sale within accumulated other comprehensive loss, a component of total shareholders’ equity on the Company’s consolidated balance sheet. This non-cash charge will reduce the Company’s full-year 2008 net income to $7.7 million, or $2.57 per diluted share, from $8.6 million, or $2.86 per diluted share, as previously announced. For the fourth quarter of 2008, this non-cash charge will reduce its previously announced net income to $1.4 million, or $0.48 per diluted share, from $2.3 million, or $0.78 per diluted share.

The conclusion by the Company that it would record a non-cash other-than-temporary impairment charge related to the securities portfolio was discussed by the Company’s Board of Directors at its February 15, 2009, meeting and the authorized officers concluded on February 18, 2009, to recognize $1.4 million in the Company’s 2008 results of operations.

A copy of the Company’s press release is attached as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits No. Description

        99.1     Copy of Company’s press release dated February 20, 2009.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2009

BAR HARBOR BANKSHARES

 /s/Gerald Shencavitz

Gerald Shencavitz
Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibit

99.1	Registrant's Press Release dated February 20, 2009.